UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 9, 2009

(Date of earliest event reported)

ANADARKO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

(832) 636-1000

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2009, Anadarko Petroleum Corporation (the “Company”) entered into a Terms Agreement, dated as of June 9, 2009 (including the Underwriting Agreement (Standard Provisions) dated June 2009 of the Company incorporated therein by reference, the “Terms Agreement”), among the Company and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and RBS Securities Inc., as representatives of the several underwriters (collectively, the “Underwriters”). The Terms Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Act”), other obligations of the parties and termination provisions. The foregoing description of the Terms Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Terms Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The Underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

Item 8.01.	Other Events.

In connection with the Terms Agreement, on June 12, 2009, the Company completed a public offering of $900 million aggregate principal amount of its debt securities, consisting of $275 million aggregate principal amount of its 5.75% Senior Notes due 2014, $300 million aggregate principal amount of its 6.95% Senior Notes due 2019 and $325 million aggregate principal amount of its 7.95% Senior Notes due 2039 (collectively, the “Notes”).

The Notes are governed by the terms of an Indenture, dated as of September 19, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly, The Bank of New York Trust Company, N.A.), as trustee. The Notes are senior unsecured obligations and rank equal in right of payment to all of the Company’s existing and future senior indebtedness that is not specifically subordinated to the Notes. The Company may redeem, at its option, all or part of the Notes at any time, at a make-whole redemption price plus accrued and unpaid interest to the date of redemption. A portion of the net proceeds from the offering will be used to fund a portion of the redemption of the remaining approximately $913 million of the Company’s outstanding floating rate notes due September 15, 2009, which were called for a redemption date of June 30, 2009, and the remainder for general corporate purposes, which may include the future retirement of additional indebtedness. The terms of the Notes are further described in the prospectus supplement of the Company dated June 9, 2009, together with the related prospectus dated September 8, 2006, as filed with the Securities and Exchange Commission under Rule 424(b)(5) of the Act on June 11, 2009.

The Officers’ Certificate of the Company dated June 9, 2009 establishing the terms of each series of Notes and the form of each series of Notes are filed as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Document
1.1	Terms Agreement (including the Underwriting Agreement (Standard Provisions) dated June 2009 of Anadarko Petroleum Corporation incorporated therein by reference), dated June 9, 2009, among Anadarko Petroleum Corporation and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and RBS Securities Inc., as representatives of the several underwriters named therein

4.1	Officers’ Certificate of Anadarko Petroleum Corporation dated June 9, 2009 establishing the 5.75% Senior Notes due 2014, the 6.95% Senior Notes due 2019 and the 7.95% Senior Notes due 2039

4.2	Form of 5.75% Senior Notes due 2014

4.3	Form of 6.95% Senior Notes due 2019

4.4	Form of 7.95% Senior Notes due 2039

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION (Registrant)

Dated: June 12, 2009	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Document

1.1	Terms Agreement (including the Underwriting Agreement (Standard Provisions) dated June 2009 of Anadarko Petroleum Corporation incorporated therein by reference), dated June 9, 2009, among Anadarko Petroleum Corporation and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and RBS Securities Inc., as representatives of the several underwriters named therein

4.1	Officers’ Certificate of Anadarko Petroleum Corporation dated June 9, 2009 establishing the 5.75% Senior Notes due 2014, the 6.95% Senior Notes due 2019 and the 7.95% Senior Notes due 2039

4.2	Form of 5.75% Senior Notes due 2014

4.3	Form of 6.95% Senior Notes due 2019

4.4	Form of 7.95% Senior Notes due 2039

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included as part of Exhibit 5.1)